Exhibit 99.1
Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

Xilinx announces Q3 FISCAL 2015 results; EPS $0.62

SAN JOSE, CA, January 21, 2015-- Xilinx, Inc. (Nasdaq: XLNX) today announced third quarter fiscal 2015 sales of $594 million, down 2% from the prior quarter and up 1% from the same quarter of the prior fiscal year. Third quarter fiscal 2015 net income was $168 million or $0.62 per share, including a $0.02 per diluted share benefit primarily related to the reinstatement of the R&D tax credit.
The Xilinx Board of Directors announced a quarterly cash dividend of $0.29 per outstanding share of common stock, payable on February 25, 2015 to all stockholders of record at the close of business on February 4, 2015.
Additional third quarter comparisons are represented in the charts below:

GAAP Results
(In millions, except EPS)

				Growth Rates
	Q3 FY 2015	Q2 FY 2015	Q3 FY 2014	Q-T-Q	Y-T-Y
Net revenues	$593.5	$604.3	$568.8	-2%	1%
Operating income	$190.0	$200.0	$202.7	-5%	-6%
Net income	$168.5	$171.5	$175.9	-2%	-4%
Diluted earnings per share	$0.62	$0.62	$0.61	0%	2%

“Solid profitability during the quarter was tempered by disappointing sales from broadcast and communications end markets,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “However, I am pleased with the renewed growth of our 28nm product family, which increased nearly 20% sequentially. I expect this product family to continue to post healthy growth in 2015 driven by a broad base of applications.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q3 FY 2015	Q2 FY 2015	Q3 FY 2014	Q-T-Q	Y-T-Y
North America	34%	32%	29%	4%	18%
Asia Pacific	29%	37%	40%	3%	-2%
Europe	17%	21%	22%	-18%	-16%
Japan	10%	10%	9%	-4%	2%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q3 FY 2015	Q2 FY 2015	Q3 FY 2014	Q-T-Q	Y-T-Y
Communications & Data Center	41%	41%	44%	-3%	-7%
Industrial, Aerospace & Defense	43%	41%	37%	4%	18%
Broadcast, Consumer & Automotive	14%	15%	16%	-6%	-9%
Other	2%	3%	3%	-41%	-39%

Net Revenues by Product:

	Percentages			Growth Rates
	Q3 FY 2015	Q2 FY 2015	Q3 FY 2014	Q-T-Q	Y-T-Y
New	43%	43%	38%	-1%	14%
Mainstream	29%	31%	33%	-8%	-10%
Base	25%	23%	26%	4%	-3%
Support	3%	3%	3%	-2%	-1%

Products are classified as follows:

New products: Virtex® UltraScale™, Kintex® UltraScale, Virtex-7, Kintex‐7, Artix®-7, Zynq®-7000, Virtex‐6, Spartan®‐6 products
Mainstream products: Virtex‐5, Spartan‐3 and CoolRunner™‐II products
Base products: Virtex‐4, Virtex‐II, Virtex‐E, Virtex, Spartan-II, Spartan, CoolRunner and XC9500 products
Support products: Configuration solutions, HardWire, Software & Support/Services

Key Statistics:
(Dollars in millions)

	Q3 FY 2015	Q2 FY 2015	Q3 FY 2014
Annual Return on Equity (%)*	25	25	20

Operating Cash Flow	$291	$204	$216

Depreciation Expense	$14	$14	$14

Capital Expenditures	$6	$8	$11

Combined Inventory Days	134	153	114

Revenue Turns (%)	44	48	52

*Return on equity calculation: Annualized net income/average stockholders’ equity

Highlights - December Quarter Fiscal 2015

•
Xilinx 28nm products exceeded $150 million in sales for the quarter, up nearly 20% sequentially and up over 50% from the same quarter a year ago. Sales from all product family members increased sequentially and were driven by a broad base of applications.

•
Xilinx recently introduced its Kintex UltraScale devices, which are the industry’s first 20nm FPGAs to move into volume production. Customers can benefit from an estimated one-year time to market advantage relative to its competition. At 20nm, Xilinx also announced that it is now shipping the industry’s largest FPGA, which delivers over 4X the capacity of competitive devices and extends its high-end leadership.

•
Xilinx announced the SDAccel™ development environment for OpenCL™, C, and C++, enabling up to 25X better performance/watt for data center application acceleration leveraging FPGAs. SDAccel, the newest member of the SDx™ family, combines the industry's first architecturally optimizing compiler supporting any combination of OpenCL, C, and C++ kernels, along with libraries, development boards, and the first complete CPU/GPU-like development and run-time experience for FPGAs.

•
In November, Xilinx Board of Directors granted an authorization for the Company to repurchase up to $800 million of its common stock. Since fiscal 2010, the Company has repurchased over 50 million shares for approximately $1.8 billion.

Business Outlook - March Quarter Fiscal 2015
•Sales are expected to be down 2% to down 6% sequentially.

•	Gross margin is expected to be approximately 68% to 69%.

•	Operating expenses are expected to be approximately $227 million including $2.5 million of amortization of acquisition-related intangibles.
•Other income and expenses are expected to be a net expense of approximately $7 million.
•Fully diluted share count is expected to be approximately 270 million.

•	March quarter tax rate is expected to be approximately 13%.

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the December quarter financial results and management's outlook for the March quarter. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 50649087. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the March quarter of fiscal 2015. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, and other risk factors listed in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops All Programmable technologies and devices, beyond hardware to software, digital to analog, and single to multiple die in 3D ICs.  These industry leading devices are coupled with a next-generation design environment and IP to serve a broad range of customer needs, from programmable logic to programmable systems integration.  For more information, visit www.xilinx.com.

#1503F
Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	December 27, 2014	September 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Net revenues	$593,549	$604,262	$586,816	$1,810,445	$1,764,708
Cost of revenues	179,638	169,617	180,792	538,445	543,308
Gross margin	413,911	434,645	406,024	1,272,000	1,221,400
Operating expenses:
Research and development	133,455	138,335	128,092	393,803	364,635
Selling, general and administrative	88,076	93,883	91,794	274,472	280,520
Amortization of acquisition-related intangibles	2,371	2,378	2,589	7,167	7,425
Litigation and contingencies	—	—	(19,190)	—	9,410
Total operating expenses	223,902	234,596	203,285	675,442	661,990

Operating income	190,009	200,049	202,739	596,558	559,410
Interest and other expense, net	4,007	5,731	4,807	15,960	25,734
Income before income taxes	186,002	194,318	197,932	580,598	533,676
Provision for income taxes	17,536	22,802	22,055	67,005	59,315
Net income	$168,466	$171,516	$175,877	$513,593	$474,361
Net income per common share:
Basic	$0.64	$0.64	$0.66	$1.93	$1.78
Diluted	$0.62	$0.62	$0.63	$1.85	$1.66
Cash dividends per common share	$0.29	$0.29	$0.25	$0.58	$0.50
Shares used in per share calculations:
Basic	262,881	265,942	267,780	266,299	266,068
Diluted	273,795	275,800	277,709	277,709	285,380

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 27, 2014	March 29, 2014 *
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$2,920,768	$2,457,321
Accounts receivable, net	187,496	267,833
Inventories	246,664	233,999
Deferred tax assets and other current assets	160,213	107,994
Total current assets	3,515,141	3,067,147
Net property, plant and equipment	337,914	355,089
Long-term investments	654,013	1,190,775
Other assets	408,137	424,338
Total Assets	$4,915,205	$5,037,349

LIABILITIES , TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$288,240	$369,260
Deferred income on shipments to distributors	51,486	55,099
Current portion of long-term debt	573,290	565,001
Total current liabilities	913,016	989,360
Long-term debt	994,595	993,870
Deferred tax liabilities	293,138	253,433
Other long-term liabilities	14,268	13,005
Temporary equity	26,710	34,999
Stockholders' equity	2,673,478	2,752,682
Total Liabilities, Temporary Equity and Stockholders' Equity	$4,915,205	$5,037,349

* Derived from audited financial statements

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended			Nine Months Ended
	December 27, 2014	September 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
SELECTED CASH FLOW INFORMATION:
Depreciation	$13,711	$13,678	$13,595	$40,857	$41,604
Amortization	5,048	5,303	5,058	15,556	14,828
Stock-based compensation	29,054	28,740	24,339	79,900	68,353
Net cash provided by operating activities	290,742	203,881	216,390	624,741	615,542
Purchases of property, plant and equipment	6,139	8,427	10,975	23,682	30,717
Payment of dividends to stockholders	76,172	76,957	67,096	230,550	200,301
Repurchases of common stock	174,997	199,999	97,140	476,012	167,121
Proceeds from issuance of common stock
to employees and excess tax benefit	16,700	2,452	12,729	36,007	157,611

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$2,339	$2,077	$1,966	$6,408	$5,628
Research and development	14,909	14,831	11,912	40,245	33,474
Selling, general and administrative	11,806	11,832	10,461	33,247	29,251